Exhibit 10(a) Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-109688 of Lincoln Benefit Life Variable Annuity Account (the "Account") on Form N-4 of our report on the financial statements and the related financial statement schedules of Lincoln Benefit Life Company (the "Company") dated February 24, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the use of our report dated March 24, 2005 on the financial statements of the sub-accounts of the Account, also appearing in such Statement of Additional Information.

We also consent to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 25, 2005

Exhibit 10(b) Consent of Attorneys


Christopher S. Petito                                       202-986-8283


                                                            April 25, 2005


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
2940 South 84th Street
Lincoln, Nebraska 68506-4142

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 5 to the Registration Statement No. 333-109688 of Lincoln Benefit Life Variable Annuity Account on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                               /s/ Christopher S. Petito
                            By:---------------------------
                                  Christopher S. Petito